UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 14, 2017, the Compensation Committee (the “Committee”) of Eldorado Resorts, Inc. (the “Company”) granted to Mr. Thomas R. Reeg, the Company’s President and Chief Financial Officer, a one-time equity award of 56,121 restricted stock units that will vest on November 14, 2018. This equity grant is in recognition of Mr. Reeg’s leadership of the successful transformational acquisition and integration of Isle of Capri Casinos, Inc. (“Isle of Capri”).

Also on November 14, 2017, the Committee granted Mr. Anthony L. Carano, the Company’s Executive Vice President and Chief Operating Officer, a one-time equity award of 14,965 restricted stock units that will vest on November 14, 2018. This grant is in recognition of Mr. Carano’s significant contributions to the successful integration of Isle of Capri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: November 20, 2017	By:	/s/ Gary L. Carano
		Name:	Gary L. Carano
		Title:	Chief Executive Officer